AGRITOPE, INC.





                                 RESTATED BYLAWS





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                                TABLE OF CONTENTS

                                                                            Page



ARTICLE 1  SHAREHOLDERS:  MEETINGS AND VOTING................................1
    Section 1.  PLACE OF MEETINGS............................................1
    Section 2.  ANNUAL MEETINGS..............................................1
    Section 3.  SPECIAL MEETINGS.............................................2
    Section 4.  NOTICE OF MEETINGS...........................................3
    Section 5.  QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS.............4
    Section 6.  VOTING RIGHTS................................................4
    Section 7.  VOTING OF SHARES BY CERTAIN HOLDERS..........................4
    Section 8.  PROXIES......................................................6
    Section 9.  SHAREHOLDER LISTS............................................6


ARTICLE 2  DIRECTORS:  MANAGEMENT............................................6
    Section 1.  NUMBER AND TERM OF OFFICE....................................6
    Section 2.  POWERS.......................................................7
    Section 3.  VACANCIES....................................................7
    Section 4.  RESIGNATION OF DIRECTORS.....................................8
    Section 5.  REMOVAL......................................................8
    Section 6.  NOMINATION OF DIRECTORS......................................9
    Section 7.  MEETINGS....................................................10
    Section 8.  NOTICE OF SPECIAL MEETINGS..................................10
    Section 9.  QUORUM AND VOTE.............................................11
    Section 10. COMPENSATION................................................11
    Section 11. ORGANIZATION................................................12


ARTICLE 3  COMMITTEES OF THE BOARD OF DIRECTORS.............................12
    Section 1.  GENERALLY...................................................12
    Section 2.  EXECUTIVE COMMITTEE.........................................12
    Section 3.  AUDIT COMMITTEE.............................................13
    Section 4.  COMPENSATION COMMITTEE......................................14
    Section 5.  NOMINATING COMMITTEE........................................14
    Section 6.  TERM........................................................15


ARTICLE 4  OFFICERS.........................................................15
    Section 1.  DESIGNATION; ELECTION.......................................15
    Section 2.  COMPENSATION AND TERM OF OFFICE.............................16
    Section 3.  CHAIRMAN OF THE BOARD.......................................16
    Section 4.  CHIEF EXECUTIVE OFFICER.....................................16
    Section 5.  PRESIDENT...................................................17
    Section 6.  VICE PRESIDENTS.............................................17
    Section 7.  SECRETARY...................................................17
    Section 8.  CHIEF FINANCIAL OFFICER.....................................18
    Section 9.  ASSISTANTS..................................................18
    Section 10. OTHER OFFICERS..............................................18

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ARTICLE 5  CORPORATE RECORDS AND REPORTS - INSPECTION.......................19
    Section 1.  RECORDS.....................................................19
    Section 2.  INSPECTION OF RECORDS.......................................19
    Section 3.  CHECKS, DRAFTS, ETC.........................................19
    Section 4.  EXECUTION OF DOCUMENTS......................................19


ARTICLE 6  CERTIFICATES AND TRANSFER OF SHARES..............................19
    Section 1.  CERTIFICATES FOR SHARES.....................................19
    Section 2.  TRANSFER ON THE BOOKS.......................................20
    Section 3.  LOST, STOLEN OR DESTROYED CERTIFICATES......................20
    Section 4.  TRANSFER AGENTS AND REGISTRARS..............................20
    Section 5.  RECORD DATE.................................................20


ARTICLE 7  GENERAL PROVISIONS...............................................21
    Section 1.  SEAL........................................................21
    Section 2.  AMENDMENT OF BYLAWS.........................................21
    Section 3.  WAIVER OF NOTICE............................................21
    Section 4.  ACTION WITHOUT A MEETING....................................22
    Section 5.  PARTICIPATION AT MEETING....................................23
    Section 6.  FISCAL YEAR.................................................23


ARTICLE 8  INDEMNIFICATION..................................................23
    Section 1.  DIRECTORS AND OFFICERS......................................23
    Section 2.  EMPLOYEES AND OTHER AGENTS..................................25
    Section 3.  GOOD FAITH..................................................25
    Section 4.  ADVANCES OF EXPENSES........................................26
    Section 5.  ENFORCEMENT.................................................26
    Section 6.  NON-EXCLUSIVITY OF RIGHTS...................................27
    Section 7.  SURVIVAL OF RIGHTS..........................................27
    Section 8.  INSURANCE...................................................27
    Section 9.  AMENDMENTS..................................................28
    Section 10. SAVINGS CLAUSE..............................................28
    Section 11. CERTAIN DEFINITIONS.........................................28
    Section 12. NOTIFICATION AND DEFENSE OF CLAIM...........................29
    Section 13. EXCLUSIONS..................................................31
    Section 14. SUBROGATION.................................................31


ARTICLE 9  TRANSACTIONS WITH INTERESTED DIRECTORS...........................31
    Section 1.  VALIDITY OF TRANSACTION.....................................31
    Section 2.  APPROVAL BY BOARD...........................................32
    Section 3.  APPROVAL BY SHAREHOLDERS....................................32


ARTICLE 10  LIMITATION OF DIRECTOR LIABILITY................................33



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                                 AGRITOPE, INC.


                                 RESTATED BYLAWS


                                    ARTICLE 1
                        SHAREHOLDERS: MEETINGS AND VOTING

Section 1.  PLACE OF MEETINGS

            Meetings of the shareholders of Agritope, Inc. (the "Corporation") will be held at the principal office of the Corporation, or any other place, either within or without the state of Oregon, selected by the Board of Directors.

Section 2.  ANNUAL MEETINGS

            (a) The annual meeting of the shareholders will be held on the second Thursday of February of each year, if not a legal holiday, and if a legal holiday then on the next succeeding business day, at such time as may be prescribed by the Board of Directors and specified in the notice of the meeting. The Board of Directors shall have the discretion to designate a different annual meeting date for any year provided that the date so designated is within 60 days of the date specified in the preceding sentence. At the annual meeting, the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the Corporation and transact such other business as may properly be brought before the meeting.

            (b) If the annual meeting is not held within the earlier of six months after the end of the Corporation's fiscal year or 15 months after its last annual meeting, the circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a meeting to be held upon the application of any shareholder of the Corporation entitled to participate in an annual meeting.

            (c) The Chairman of the Board or, in the absence of that officer, such other officer of the Corporation as shall be designated by the Board of Directors, shall call the annual meeting to order and shall act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer shall also have the authority in his or her sole discretion to regulate the conduct of the annual meeting, including, without limitation, by imposing restrictions on the persons (other than shareholders of the Corporation or their proxies) who may attend the meeting, by ascertaining whether any shareholder or his or her proxy may be excluded from the meeting based upon any determination by the presiding officer, in his or her discretion, that any such person has disrupted or is likely to disrupt the proceedings thereat,


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and by determining the circumstances in which any person may make a statement or ask questions at the meeting.

            (d) At the annual meeting of the shareholders, only such matters as shall have been properly brought before the meeting shall be considered and acted upon. To be properly brought before an annual meeting, a matter must be:
(i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise brought before the meeting by or at the direction of the Board of Directors; or (iii) properly brought before the meeting by a shareholder. In addition to any other applicable requirements, including, without limitation, requirements relating to solicitations of proxies under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for any matter to be properly brought before the annual meeting by a shareholder, the shareholder must have given prior written notice to the Secretary of the Corporation which must be received at the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the preceding annual meeting of shareholders (or, with respect to the 1998 annual meeting of shareholders, not later than December 15,
1997). A shareholder's notice to the Secretary in order to be valid must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the matter proposed to be brought before the annual meeting; (ii) the name and record address of such shareholder; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder; and (iv) any material interest of the shareholder in the matter. Information that is required to be provided in connection with shareholder nominations for election of directors is specified in Section 6 of Article 2 of these Restated Bylaws (the "Bylaws"). No other matter shall be considered or acted upon at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the provisions of this section. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she shall so declare at the meeting and any such matter shall not be considered or acted upon.

Section 3.  SPECIAL MEETINGS

            (a) The Corporation shall hold a special meeting of shareholders upon the call of the Corporation's Chairman, Chief Executive Officer or the Board of Directors, or if the holders of at least 10 percent of all votes entitled to be cast on any issue


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proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary of the Corporation one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

            (b) The circuit court of the county where the Corporation's principal office is located, or, if the principal office is not in Oregon, where the registered office of the Corporation is or was last located, may summarily order a special meeting to be held upon the application of a shareholder of the Corporation who signed a valid demand for a special meeting if notice of the special meeting was not given within 30 days after the date the demand was delivered to the Corporation's Secretary or if the special meeting was not held in accordance with the notice.

Section 4.  NOTICE OF MEETINGS

            (a) The Corporation shall notify shareholders in writing of the date, time and place of each annual and special shareholders meeting not earlier than 60 days nor less than 10 days before the meeting date. Unless Oregon law or the Corporation's Restated Articles of Incorporation, as they may be amended from time to time (the "Articles") require otherwise, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. Such notice is effective when mailed if it is mailed postage prepaid and is correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders. Unless required by law or by the Articles, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

            (b) If an annual or special shareholder meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed, or is required by law to be fixed, notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date. A determination of shareholders entitled to notice of or to vote at a shareholder meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

            (c) A shareholder's attendance at a meeting waives objection to: (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the


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meeting;  and (ii)  consideration of a particular  matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 5.  QUORUM AND VOTING REQUIREMENTS FOR VOTING GROUPS

            (a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law or the Articles, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

            (b) In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum exists. Any business that might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.

Section 6.  VOTING RIGHTS

            (a) The persons entitled to receive notice of and to vote at any shareholders meeting shall be determined from the records of the Corporation on the close of business on the day before the mailing of the notice or on such other date not more than 70 nor less than 10 days before such meeting as may be fixed in advance by the Board of Directors in accordance with Section 5 of
Article 6 of these Bylaws. Only shares are entitled to vote.

            (b) Unless otherwise provided in the Articles or by law, if a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action.

Section 7.  VOTING OF SHARES BY CERTAIN HOLDERS

            (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, is entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder. If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the Corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent,


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waiver or proxy appointment and give it effect as the act of the shareholder if:

            (i) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

            (ii) The name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the Corporation requests, evidence of fiduciary status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

            (iii) The name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the Corporation requests, evidence of this status acceptable to the Corporation has been presented with respect to the vote, consent, waiver or proxy appointment;

            (iv) The name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the Corporation requests, evidence acceptable to the Corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; or

            (v) Two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

            (b) Shares of the Corporation are not entitled to be voted if (i) they are owned, directly or indirectly, by another domestic or foreign corporation, and (ii) the Corporation owns, directly or indirectly, a majority of the shares entitled to be voted for directors of such other corporation. This paragraph does not limit the power of a corporation to vote any shares, including its own shares, held by it in a fiduciary capacity.

            (c) Any redeemable shares which the Corporation may issue are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.


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Section 8.  PROXIES

            A shareholder may vote shares either in person or by proxy. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 9.  SHAREHOLDER LISTS

            (a) After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all of its shareholders who are entitled to notice of the meeting. The list must be arranged by voting group, and within each voting group, by class or series of shares and show the address of and the number of shares held by each shareholder.

            (b) The shareholder list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting for which the list was prepared is given and continuing through the meeting. Such list shall be kept on file at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder's agent or attorney, shall be entitled on written demand to inspect and, subject to the requirements of law, to copy the list during regular business hours and at the shareholder's expense during the period it is available for inspection.

            (c) The Corporation shall make the shareholder list available at the meeting, and any shareholder, or the shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

            (d) Refusal or failure to prepare or make available the shareholder list does not affect the validity of any action taken at the meeting.

                                    ARTICLE 2
                              DIRECTORS: MANAGEMENT

Section 1.  NUMBER AND TERM OF OFFICE

            Subject to amendment of the Articles, the Board of Directors shall consist of not less than six nor more than


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thirteen members,  the exact number to be set from time to time by resolution of the Board of Directors. Increases and decreases in the size of the Board of Directors (within the permitted range) shall be made only in accordance with the Articles. Except as provided in Section 3 of this Article 2, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors at the annual meeting of shareholders in each year. Directors so elected shall hold office until the third annual meeting following their election and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. No person shall be eligible for election or reelection as a director if he or she is 70 years old, except upon the written request of the affected person and agreement by a majority of the directors in office at the time of the person's nomination for election or reelection, provided that a director attaining such age shall complete the term for which he or she was elected and shall continue to serve until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.  POWERS

            The powers of the Corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by law, the Articles or these Bylaws.

Section 3.  VACANCIES

            (a) A vacancy in the Board of Directors will exist upon the death, resignation or removal of any director, upon an increase in the number of directors, or if the shareholders fail at any meeting of shareholders at which directors are to be elected to elect the number of directors then constituting the whole Board of Directors.

            (b) Unless the Articles provide otherwise, if a vacancy occurs on the Board of Directors, the Board of Directors may fill the vacancy. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. The term of a director elected by the Board of Directors to fill a vacancy expires at the next shareholder meeting at which directors are elected.

            (c) A vacancy that will occur at a specific later date, by reason of a resignation effective at the later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

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

            (d) If the vacancy has not been filled by action of the Board of Directors prior to the next meeting of the shareholders occurring after the vacancy was created, the shareholders may fill the vacancy.

Section 4.  RESIGNATION OF DIRECTORS

            A director may resign at any time by delivering written notice to the Chairman, the Chief Executive Officer or the Board of Directors. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (a) when received; (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors.

Section 5.  REMOVAL

            (a) Except as otherwise provided in the Articles or these Bylaws relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause, by the affirmative vote of not less than a majority of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as single class. If the holders of any series of Preferred Stock, voting separately by class or series, elect a director, that director may only be removed by vote of the holders of that class or series of Preferred Stock.

            (b) A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.


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

Section 6.  NOMINATION OF DIRECTORS

            (a) Only persons who are nominated in accordance with the procedures in this Section 6 shall be eligible for election as directors. If the presiding officer at an annual meeting of shareholders determines that a nomination was not made in accordance with the procedures set forth in this Section 6, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Nominations of persons for election to the Board of Directors may be made at any annual meeting of shareholders: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of notice provided for in this Section 6 and on the record date for the determination of shareholders entitled to vote at such meeting, and
(B) who complies with the notice procedures in this Section 6. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

            (b) To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation not less than 60 days prior to the anniversary date of the preceding annual meeting of shareholders (or, with respect to the 1998 annual meeting of shareholders, not later than December 15, 1997).

            (c) To be in proper  written  form,  a  shareholder's  notice to the
Secretary must: (i) set forth as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the nominee, and
(D) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) set forth as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or


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nominations are to be made by such shareholder,  (D) a representation  that such shareholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in the notice and (E) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Section 7.  MEETINGS

            (a) The Board of Directors may hold regular or special meetings in or out of the state of Oregon.

            (b) Annual meetings of the Board of Directors will be held without notice immediately following the adjournment of the annual meetings of the shareholders.

            (c) Unless the Articles provide otherwise, regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting. The Board of Directors or the Chairman may determine the time and place for the holding of regular meetings.

            (d) Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Corporation's Chairman, Chief Executive Officer or a majority of the directors then in office. The person calling a special meeting of the Board of Directors may fix the time and place of the special meeting.

Section 8.  NOTICE OF SPECIAL MEETINGS

            (a) Special meetings of the Board of Directors shall be preceded by at least 24 hours' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the Articles. The notice may be given orally, in person or by telephone, or delivered in writing either personally, by mail or by telegram. If in writing, such notice is effective at the earliest of the following: (i) when received;
(ii) five days after its deposit in the United States mail, as evidenced by the postmark, if it is mailed postage prepaid and is correctly addressed to the director's address shown in the Corporation's records; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. If given orally, such notice is effective when communicated.

            (b) A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

            (c) Notice of the time and place of holding an adjourned meeting need not be given if such time and place are fixed at the meeting adjourned.

Section 9.  QUORUM AND VOTE

            (a) Unless the Articles provide otherwise, a majority of the directors in office shall constitute a quorum for the transaction of business. A majority of the directors present, in the absence of a quorum, may adjourn from time to time but may not transact any business.

            (b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Articles require the vote of a greater number of directors.

            (c) A director of the Corporation who is present at a meeting of the Board of Directors or is present at a meeting of a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 10.  COMPENSATION

            The Board of Directors may, by resolution, provide that the directors be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and provide that nonemployee directors (as defined below) be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. Nonemployee directors may also be awarded stock incentives by the Board of Directors or the Compensation Committee. No such payment or award shall preclude any director from serving the Corporation in any other capacity and receiving compensation, including stock incentive awards, for that service. With respect to director compensation matters (including stock incentive awards), a "nonemployee director" is a director who, at the time the compensation is to be paid or the award is to be granted, is not an employee of the Corporation or any of its subsidiaries.

Section 11.  ORGANIZATION

            At every meeting of the directors, the Chairman of the Board, or, if that officer is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary or another person directed to do so by the presiding officer shall act as secretary of the meeting.

                                    ARTICLE 3
                      COMMITTEES OF THE BOARD OF DIRECTORS

Section 1.  GENERALLY

            The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, from time to time appoint such committees as may be permitted by law. Each committee shall consist of two or more members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Articles 2 and 7 of these Bylaws governing meetings, action without meeting, notice and waiver of notice and quorum and voting requirements of the Board of Directors apply to committees and their members as well. Each committee shall have such powers and perform such duties as may be prescribed by resolution or resolutions of the Board of Directors and these Bylaws. Each committee shall keep a written record of all actions taken by it. In no event shall a committee have the powers denied to the Executive Committee pursuant to
Section 2 (a)-(h) below.

Section 2.  EXECUTIVE COMMITTEE

            The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee consisting of two or more members of the Board of Directors. The Executive Committee, to the extent permitted by law, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, that, except as specifically permitted by the Oregon Business Corporation Act (the "Act"), the Executive Committee shall not have the power or authority to:

            (a) authorize distributions in respect of the capital stock of the Corporation;

            (b) approve or propose to shareholders actions that the Act requires to be approved by shareholders;

            (c) fill vacancies on the Board of Directors or on any of its committees;

            (d) amend the Articles (except that the Executive Committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of Preferred Stock adopted by the Board of Directors, fix the designations and any of the relative rights, preferences and limitations of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation);

            (e)  adopt, amend or repeal these Bylaws;

            (f)  approve a plan of merger not requiring shareholder approval;

            (g) authorize or approve reacquisition of shares, except within limits prescribed by the Board of Directors; or

            (h) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares except as provided in Section 2(d) above.

Section 3.  AUDIT COMMITTEE

            An Audit Committee of the Corporation, composed of at least two members of the Board of Directors, none of whom shall be an officer or employee of the Corporation or any of its subsidiaries, shall be appointed by the Board of Directors. Directors who are appointed to the Audit Committee shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a committee member. The duties of the Audit Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

            (a) review and make recommendations to the Board of Directors with respect to the engagement or discharge of the Corporation's independent auditors;

            (b) review the scope of the annual audit and the engagement letter with the Corporation's independent auditors;

            (c)  review the independence of the independent auditors;

            (d) review the policies and procedures of the Corporation and management with respect to maintaining the Corporation's books and records; and

            (e) review with the independent auditors, upon completion of their audit, the results of the auditing engagement and any other recommendations the auditors may have with respect to the Corporation's financial, accounting or auditing systems.

The Audit Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the Corporation, as the Audit Committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

Section 4.  COMPENSATION COMMITTEE

            A Compensation Committee of the Corporation, composed of at least two members of the Board of Directors, shall be appointed by the Board of Directors. Directors who are appointed to the Compensation Committee may not be officers or employees of the Corporation or of any of its subsidiaries. The duties of the Compensation Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

            (a) determine salaries and bonuses for elected officers of the Corporation, and prepare such reports with respect thereto as may be required by law;

            (b) consider,  review and grant stock  options,  stock  appreciation
rights  and  other  awards  under  the   Corporation's   stock-based  and  other
performance-based compensation plans, and administer such plans; and

            (c) consider matters of director compensation, benefits and other forms of remuneration.

The Compensation Committee is authorized to employ such experts and personnel, including those who are already employed or engaged by the Corporation, as the Compensation Committee may deem to be reasonably necessary to enable it to ably perform its duties and satisfy its responsibilities.

Section 5.  NOMINATING COMMITTEE

            A Nominating Committee of the Corporation, composed of at least two members of the Board of Directors, shall be appointed by the Board of Directors. The duties of the Nominating Committee shall include, in addition to such other duties as may be specified by resolution of the Board of Directors from time to time, the following:

            (a) identify qualified candidates for nomination for election to the Board of Directors, obtain the consent of such candidates to such nomination and nominate such consenting candidates for election to the Board of Directors on behalf of the Board of Directors; and

            (b) review and make recommendations to the Board of Directors concerning the composition and size of the Board of Directors and its committees.

Section 6.  TERM

            The members of all committees of the Board of Directors shall serve as such members at the pleasure of the Board of Directors. The Board of Directors may at any time and for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

                                    ARTICLE 4
                                    OFFICERS

Section 1.  DESIGNATION; ELECTION

            (a) The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, and such other officers and assistant officers as the Board of Directors shall from time to time appoint. The officers shall be elected by, and hold office at the pleasure of, the Board of Directors. A duly appointed officer may appoint one or more officers or assistant officers if such appointment is authorized by the Board of Directors. The same individual may simultaneously hold more than one office in the Corporation.

            (b) A vacancy in any office because of death, resignation, removal or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to such office.

Section 2.  COMPENSATION AND TERM OF OFFICE

            (a) The compensation and term of office of all the officers of the Corporation shall be fixed by the Board of Directors.

            (b) The Board of Directors may remove any officer at any time, either with or without cause.

            (c) Any officer may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. Unless the notice specifies a later effective date, a resignation is effective at the earliest of the following: (i) when received; (ii) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postage prepaid and correctly addressed; or (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Once delivered, a notice of resignation is irrevocable unless revocation is permitted by the Board of Directors. If a resignation is proposed to take effect at a later date and if the Corporation, in its sole discretion, approves the proposed or any other future effective date, the Board of Directors may fill the pending vacancy before the approved effective date. In such case, the Board of Directors shall provide that the successor not take office until the effective date.

            (d) This section will not affect the rights of the Corporation or any officer under any express contract of employment.

Section 3.  CHAIRMAN OF THE BOARD

            The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders, and shall have all powers and responsibilities attendant therewith. The Chairman of the Board may be designated the Chief Executive Officer of the Corporation, with the rights and duties specified in
Section 4 of this Article 4. The Chairman of the Board shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 4.  CHIEF EXECUTIVE OFFICER

            The Board shall designate the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. Subject to the control of the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and affairs of the Corporation. The Chief Executive Officer also shall have the power, either in person or by proxy, to vote all voting securities held by the Corporation of any other corporation or entity, and to execute, on behalf of the Corporation, such agreements, contracts and instruments, including, without limitation, negotiable instruments, as shall be necessary or appropriate in furtherance of the conduct of the Corporation's normal business activities.

Section 5.  PRESIDENT

            The President may be designated the Chief  Executive  Officer of the
Corporation,  with the rights and duties  specified in Section 4 of this Article
4. If the  Chairman of the Board has been  designated  the  Corporation's  Chief
Executive  Officer,  the  President may be designated  the  Corporation's  Chief
Operating Officer. If appointed the Chief Operating Officer, the President shall, subject to the control of the Chairman of the Board and the Board of Directors, have general supervision, direction and control of the day-to-day operations of the Corporation. The President shall have the power to execute, on behalf of the Corporation, such agreements, contracts and instruments, including, without limitation, negotiable instruments, as shall be necessary or appropriate in furtherance of the conduct of the Corporation's normal business activities. In the absence of the Chairman of the Board, the President shall perform the duties and have the powers and responsibilities of the Chairman of the Board. The President shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 6.  VICE PRESIDENTS

            The Vice Presidents, if any, in the order of their seniority as designated by the Board of Directors, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents, if any, shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors shall designate from time to time.

Section 7.  SECRETARY

            (a) The Secretary shall keep or cause to be kept at the principal office, or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholders showing the time and place of the meeting, and if a special meeting, how authorized, the notice given, the names of those present at director meetings, the number of shares present or represented at shareholder meetings and the proceedings thereof.

            (b) The Secretary shall keep or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares and the number and date of cancellation of certificates surrendered for cancellation.

            (c) The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by these Bylaws. If the Corporation elects to have a seal, the Secretary shall keep the seal and affix it to all documents requiring a seal. The Secretary shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer, the Board of Directors or these Bylaws.

Section 8.  CHIEF FINANCIAL OFFICER

            The Chief Financial Officer, if any, shall be responsible for the funds of the Corporation, shall pay them out only on the checks of the Corporation signed in the manner authorized by the Board of Directors, shall deposit and withdraw such funds in such depositories as may be authorized by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books maintained at the Corporation's principal offices. The Chief Financial Officer, if any, shall perform such other duties as are prescribed by the Chief Executive Officer or the Board of Directors.

Section 9.  ASSISTANTS

            The Board of Directors may appoint or authorize the appointment of assistants to the Secretary or the Chief Financial Officer. Such assistants may exercise the powers of the Secretary or the Chief Financial Officer, as the case may be, and shall perform such duties as are prescribed by the Chief Executive Officer or the Board of Directors.

Section 10.  OTHER OFFICERS

            Such other officers as the Board of Directors may designate shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                    ARTICLE 5
                   CORPORATE RECORDS AND REPORTS - INSPECTION

Section 1.  RECORDS

            The Corporation shall maintain all records required by law. All such records shall be kept at the Corporation's principal office, registered office or at any other place designated by the Corporation's Chief Executive Officer, or as otherwise provided by law.

Section 2.  INSPECTION OF RECORDS

            The records of the Corporation shall be open to inspection by the shareholders or the shareholders' agents or attorneys in the manner and to the extent required by law.

Section 3.  CHECKS, DRAFTS, ETC.

            All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as may be determined from time to time by resolution of the Board of Directors.

Section 4.  EXECUTION OF DOCUMENTS

            The Board of Directors may, except as otherwise provided in these Bylaws, authorize any officer or agent of the Corporation to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, or unless inherent in the authority vested in the office under the applicable provision of these Bylaws, no officer, agent or employee of the Corporation shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

                                    ARTICLE 6
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1.  CERTIFICATES FOR SHARES

            (a)  Certificates  for shares  shall be in such form as the Board of
Directors may designate, shall designate the name of the Corporation and the state law under which the Corporation is organized, shall state the name of the person to whom the shares represented by the certificate are issued, and shall state the number and class of shares and the designation of the series, if any, the certificate represents. If the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class, the variations and rights, preferences and limitations determined for each series and the authority of the Board of Directors to determine variations for future series shall be summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the Corporation will furnish shareholders with this information on request in writing and without charge.

            (b) Each certificate for shares shall be signed, either manually or in facsimile, by the Chairman of the Board, the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. The certificates may bear the corporate seal or its facsimile.

            (c) If any officer who has signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

Section 2.  TRANSFER ON THE BOOKS

            Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and subject to any limitations on transfer appearing on the certificate or in the Corporation's stock transfer records, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  LOST, STOLEN OR DESTROYED CERTIFICATES

            In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of such bond or other indemnity as may be required by the Board of Directors.

Section 4.  TRANSFER AGENTS AND REGISTRARS

            The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation who shall have such powers and duties as the Board of Directors may specify.

Section 5.  RECORD DATE

            In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 70 nor less than 10 days before the date of such meeting, nor more than 70 days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day before the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held.

                                    ARTICLE 7
                               GENERAL PROVISIONS

Section 1.  SEAL

            If the Corporation elects to have a corporate seal, the seal shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of its incorporation.

Section 2.  AMENDMENT OF BYLAWS

            (a) Except as otherwise provided by law or by the Articles, the Board of Directors may amend or repeal these Bylaws unless:

            (i) The Articles or the Act reserve this power exclusively to the shareholders in whole or in part; or

            (ii) The shareholders in amending or repealing a particular Bylaw provide expressly that the Board of Directors may not amend or repeal that Bylaw.

            (b) The Corporation's shareholders may amend or repeal these Bylaws in accordance with the provisions of the Articles even though these Bylaws may also be amended or repealed by the Board of Directors.

            (c) Whenever an amendment or new Bylaw is adopted, it shall be copied in the minute book with the original Bylaws in the appropriate place. If any Bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.

Section 3.  WAIVER OF NOTICE

            (a) A shareholder may at any time waive any notice required by law, the Articles or these Bylaws. Except as otherwise provided in paragraph (c) of Section 4 of Article 1 of these Bylaws, the waiver shall be in writing, shall be signed by the shareholder entitled to the notice, and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

            (b) A director may at any time waive any notice required by law, the Articles or these Bylaws. Except as otherwise provided in paragraph (b) of
Section 8 of Article 2 of these Bylaws, the waiver shall be in writing, shall be signed by the director entitled to the notice, shall specify the meeting for which notice is waived and shall be filed with the minutes or appropriate records.

Section 4.  ACTION WITHOUT A MEETING

            (a) Action required or permitted by law to be taken at a shareholder meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 4(a) is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date. If not otherwise determined by law, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent signed under this Section 4(a) has the effect of a meeting vote and may be described as such in any document.

            (b) Unless the Articles or these Bylaws provide otherwise, action required or permitted by law to be taken at a meeting of the Board of Directors, or at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all members of the Board of Directors or committee, as the case may be. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or each member of the committee, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 4(b) is effective when the last director signs the consent, unless the consent specifies an earlier or later effective date. A consent signed under this Section 4(b) has the effect of a meeting vote and may be described as such in any document.

Section 5.  PARTICIPATION AT MEETING

            (a) Unless the Articles provide otherwise, the Board of Directors or any committee of the Board may permit any or all shareholders or directors, as the case may be, to participate in a regular, special or committee meeting by, or conduct the meeting through, use of any means of communication by which all shareholders or directors participating may simultaneously hear each other during the meeting. Permission for shareholder participation by this means in annual or special meetings shall be granted by the Board of Directors by resolution adopted in advance either specifically with respect to a particular meeting or generally with respect to future meetings. A shareholder or director participating in a meeting by this means is deemed to be present in person at the meeting.

            (b) The notice of each annual or special meeting of shareholders at which participation in the manner referred to in subsection (a) above is permitted shall state that fact and shall describe how any shareholder desiring to participate may notify the Corporation of the shareholder's desire to be included in the meeting.

Section 6.  FISCAL YEAR

            The fiscal year of the Corporation shall extend from October 1 through September 30 of the following calendar year.

                                    ARTICLE 8
                                 INDEMNIFICATION

Section 1.  DIRECTORS AND OFFICERS

            (a) Indemnity in Third-Party Proceedings. To the fullest extent permitted by law, the Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 1(a) if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that the director's or officer's conduct was unlawful; provided, however, that the director or officer shall not be entitled to indemnification under this Section 1(a): (i) in connection with any proceeding charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances of the case, or (ii) in connection with any proceeding (or part of any proceeding) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (A) the Corporation is expressly required by law to make the indemnification, (B) the proceeding was authorized by the Board of Directors, (C) the director or officer initiated the proceeding to enforce his or her right to indemnification or advances and the director or officer is successful in whole or in part in such proceeding, or (D) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Act.

            (b) Indemnity in Proceedings by or in the Right of the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 1(b) if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the Corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the director or officer in connection with the defense or settlement of such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation; provided, however, that the director or officer shall not be entitled to indemnification under this Section 1(b): (i) in connection with any proceeding in which the director or officer has been adjudged liable to the Corporation unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite such adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification for such expenses in view of all the relevant circumstances of the case, or (ii) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (A) the Corporation is expressly required by law to make the indemnification, (B) the proceeding was authorized by the Board of Directors, (C) the director or officer initiated the proceeding to enforce his or her right to indemnification or advances and the director or officer is successful in whole or in part in such proceeding, or (D) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Act.

Section 2.  EMPLOYEES AND OTHER AGENTS

            The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 8 to directors and officers of the Corporation.

Section 3.  GOOD FAITH

            (a) For purposes of any determination under this Article 8, a director or officer shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action was based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

            (i) one or more officers or employees of the Corporation whom the director or officer believed to be reliable and competent in the matters presented;

            (ii) counsel, independent accountants or other persons as to matters which the director or officer believed to be within such person's professional or expert competence; or

            (iii) with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

            (b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

            (c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Act.

Section 4.  ADVANCES OF EXPENSES

            The Corporation shall pay the expenses incurred by its directors or officers in any proceeding (other than a proceeding brought for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law) in advance of the final disposition of the proceeding at the written request of the director or officer, if the director or officer: (a) furnishes the Corporation a written affirmation of the director's or officer's good faith belief that the director or officer is entitled to be indemnified under this Article 8, and (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the director or officer but need not be secured. Advances pursuant to this Section 4 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in clauses (a) and (b) above, and shall be made without regard to the director's or officer's ability to repay the amount advanced and without regard to the director's or officer's ultimate entitlement to indemnification under this Article 8. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 4 or of other liability incurred by the director or officer in connection with any proceeding.

Section 5.  ENFORCEMENT

            Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this
Article 8 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any director or officer may enforce any right to indemnification or advances under this Article 8 in any court of competent jurisdiction if: (a) the Corporation denies the claim for indemnification or advances in whole or in part, or (b) the Corporation does not dispose of such claim within 45 days of request therefor. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, Section 4 of this
Article 8) that the director or officer is not entitled to indemnification under this Article 8. However, except as provided in Section 12 of this Article 8, the

Corporation shall not assert any defense to an action brought to enforce a claim for advancement of expenses pursuant to Section 4 of this Article 8 if the director or officer has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the director or officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the director or officer is not entitled to indemnification under this Article 8 or otherwise. The director's or officer's expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the Corporation.

Section 6.  NON-EXCLUSIVITY OF RIGHTS

            The rights conferred on any person by this Article 8 shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Act.

Section 7.  SURVIVAL OF RIGHTS

            The rights conferred on any person by this Article 8 shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.  INSURANCE

            To the fullest extent permitted by law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article 8.

Section 9.  AMENDMENTS

            Any repeal or modification of this Article 8 shall only be prospective and shall not affect the rights under this Article 8 in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the Corporation.

Section 10.  SAVINGS CLAUSE

            If this Article 8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the fullest extent not prohibited by any applicable portion of this Article 8 that shall not have been invalidated, or by any other applicable law.

Section 11.  CERTAIN DEFINITIONS

            For the purposes of this Article 8, the following definitions shall apply:

            (a) The term "proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether formal or informal, whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the director or officer may be or may have been involved as a party, witness or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Article 8.

            (b) The term "expenses" includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under this Article 8, but shall not include amounts paid in settlement by the director or officer or the amount of judgments or fines against the director or officer.

            (c) References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article 8.

            (d) References to "the Corporation" shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this
Article 8 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (e) The meaning of the phrase "to the fullest extent permitted by law" shall include, but not be limited to: (i) to the fullest extent authorized or permitted by any amendments to or replacements of the Act adopted after the date of this Article 8 that increase the extent to which a corporation may indemnify its directors and officers, and (ii) to the fullest extent permitted by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act.

Section 12.  NOTIFICATION AND DEFENSE OF CLAIM

            As a condition precedent to indemnification under this Article 8, not later than 30 days after receipt by the director or officer of notice of the commencement of any proceeding, the director or officer shall, if a claim in respect of the proceeding is to be made against the Corporation under this
Article 8, notify the Corporation in writing of the commencement of the proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the director or officer unless the Corporation shall be shown to have suffered actual damages as a result of such failure, or otherwise than under this Article 8. With respect to any proceeding as to which the director or officer so notifies the Corporation of the commencement:

            (a) The Corporation shall be entitled to participate in the proceeding at its own expense.

            (b) Except as otherwise provided in this Section 12, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the director or officer. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article 8 for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the director or officer reasonably concludes that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of the proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which the director or officer has made the conclusion provided for in (i) above.

            (c) If two or more persons who may be entitled to indemnification from the Corporation, including the director or officer seeking indemnification, are parties to any proceeding, the Corporation may require the director or officer to use the same legal counsel as the other parties. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this
Article 8 for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the director or officer reasonably concludes that there may be a conflict of interest between the director or officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

            (d) The Corporation shall not be liable to indemnify the director or officer under this Article 8 for any amounts paid in settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld. The director or officer shall permit the Corporation to settle any proceeding that the corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the director or officer without such person's written consent.

Section 13.  EXCLUSIONS

            Notwithstanding any provision in this Article 8, the Corporation shall not be obligated under this Article 8 to make any indemnification in connection with any claim made against any director or officer: (a) for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any deductible amount, self-insured retention or any excess amount to which the director or officer is entitled under this Article 8 beyond the amount of payment under such insurance policy;
(b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy; (c) in connection with any proceeding (or part of any proceeding) initiated by the director or officer, or any proceeding by the director or officer against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless: (i) the Corporation is expressly required by law to make the indemnification; (ii) the proceeding was authorized by the Board of Directors of the Corporation; or (iii) the director or officer initiated the proceeding pursuant to Section 5 of this Article 8 and the director or officer is successful in whole or in part in such proceeding; or (d) for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law.

Section 14.  SUBROGATION

            In the event of payment under this Article 8, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer. The director or officer shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

                                    ARTICLE 9
                     TRANSACTIONS WITH INTERESTED DIRECTORS

Section 1.  VALIDITY OF TRANSACTION

            No transaction involving the Corporation shall be voidable by the Corporation solely because of a director's direct or indirect interest in the transaction if:

            (a) The material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved or ratified the transaction; or

            (b) The material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and a majority of those shareholders authorized, approved or ratified the transaction; or

            (c)  The transaction was fair to the Corporation.

            Solely for purposes of this Article 9, a director of the Corporation has an indirect interest in a transaction if another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction or the transaction is with another entity of which the director is a director, officer or trustee and the transaction is or should be considered by the Board of Directors.

Section 2.  APPROVAL BY BOARD

            For purposes of Section 1, a transaction in which a director has an interest is authorized, approved or ratified if it receives the affirmative vote of a majority of the directors on the Board of Directors, or on the committee, who have no direct or indirect interest in the transaction. A transaction may not be authorized, approved or ratified under this Article 9 by a single director. If a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve or ratify the transaction, a quorum shall be deemed to be present for the purpose of taking action under this
Article 9. The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any action taken by the Board of Directors or a committee thereof if the transaction is otherwise authorized, approved or ratified in any manner as provided in Section 1.

Section 3.  APPROVAL BY SHAREHOLDERS

            For purposes of Section 1, a transaction in which a director has an interest is authorized, approved or ratified if it receives the vote of a majority of the shares entitled to be counted under this Article 9, voting as a single voting group. Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of any entity affiliated with the director as described in Section 1 may be counted in a vote of shareholders to determine whether to authorize, approve or ratify a transaction by vote of the shareholders under this Article 9. A majority of the shares, whether or not present, that are entitled to be counted in a vote on the transaction under this Article 9 constitutes a quorum for the purpose of taking action under this Article 9.

                                   ARTICLE 10
                        LIMITATION OF DIRECTOR LIABILITY

            To the fullest extent permitted by the Act, as it exists on the date hereof or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for conduct as a director occurring on or after the date of adoption of this provision. Any amendment to or repeal of this provision or the Act shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. No change in the Act shall reduce or eliminate the rights and protections set forth in this Article unless the change in the law specifically requires such reduction or elimination. This provision, however, shall not eliminate or limit the liability of a director for:

            (a) Any breach of the director's duty of loyalty to the Corporation or its shareholders;

            (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

            (c) Any unlawful distribution under Section 60.367 of the Act;

            (d) Any transaction from which the director derived an improper personal benefit; or

            (e) Profits made from the purchase and sale by the director of securities of the Corporation within the meaning of Section 16(b) of the Exchange Act, or similar provision of any state statutory law or common law.

            If the Act is amended, after this Article 10 shall become effective, to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then the liability of directors, officers, employees or agents of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.


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